Exhibit 99.1

INSPIRATO ANNOUNCES RECORD Q4 AND FULL-YEAR 2021 REVENUE; EXCEEDS FULL

YEAR 2021 REVENUE FORECAST

-Record 2021 Revenue of $235 Million, Exceeds Guidance by $13 million, a 42% Increase Over Prior Year-

-Record Cash Flow from Operations of $29 million, an Increase of 148% Over Prior Year-

-2022 Revenue Guidance Range of $350 Million to $360 Million-

Denver, Colorado – March 10, 2022 – Inspirato Incorporated (“Inspirato” or the “Company”), the innovative luxury travel subscription brand, today announced financial and operating results for the fourth quarter and year ended December 31, 2021.

Highlights:

•

Record Setting Results. As of December 31, 2021, Total Active Subscriptions*, Pass subscriptions, Annual Recurring Revenue*, and Controlled Accommodations* all finished at the highest levels in Company history.

•

Revenue. Strong demand for travel resulted in total revenues of $235 million for 2021, exceeding the previous forecast of $222 million and up 42% compared to $166 million in 2020. Q4 2021 revenue of $68 million was up 71% compared to $40 million in Q4 2020.

•

Net Loss and Adjusted EBITDA*. Net loss for the full year of $22 million and Adjusted EBITDA loss for the full year of $16 million, were consistent with previous projections. Q4 2021 net loss of $9 million and Adjusted EBITDA loss of $6 million compared to a net loss of $5 million and Adjusted EBITDA loss of $4 million in Q4 2020.

•

Cash Flow. Cash flow from operations was $29 million for full-year 2021, an increase of 148% as compared to full-year 2020 and Free Cash Flow* was $25 million in 2021, an increase of 222% compared to 2020. Cash flow from operations for Q4 2021 was $10 million, as compared to $7 million in Q4 2020 and Free Cash Flow for Q4 2021 was $9 million, as compared to $7 million in Q4 2020.

•

Innovative Subscription Model Powers Growth. Active Subscriptions increased to a record 14,875, an increase of 2,246 or 18% year-over-year. Pass Subscriptions grew to a record 2,987, an increase of 1,198 or 67% year-over-year. Annual Recurring Revenue increased to a record $135 million, an increase of $44 million or 49% year-over-year.

•

Robust Travel Demand. Nights Delivered* and Total Occupancy* for the year finished at the highest levels in Company history. Nights Delivered for 2021 increased to a record 95,994 nights, an increase of 71% from 2020. Nights Delivered in Q4 2021 increased to 25,121, up 39% from Q4 2020. The Company had a record 88% Total Occupancy in 2021, a 17-percentage point increase from 2020. Q4 2021 Total Occupancy was 84%, as compared to 78% in Q4 2020.

•

Record Inventory Growth. In response to luxury consumer preferences for curated, private accommodations, the Company increased its total Controlled Accommodations* to a record 538, up 36% year-over-year from 397 at year-end 2020.

*

A reconciliation of GAAP to non-GAAP financial measures, including Adjusted EBITDA and Free Cash Flow, is provided under the heading “Non-GAAP Financial Measures” below. In addition, definitions for our key business metrics, including Annual Recurring Revenue, Active Subscribers, Active Subscriptions, Controlled Accommodations, Nights Delivered, and Total Occupancy are provided under the heading “Key Business Metrics” below.

Management Commentary:

Brent Handler, Chief Executive Officer, said: “The past year was transformational in advancing Inspirato’s growth as the innovative luxury travel subscription brand. We are now publicly listed. We grew our supply in response to robust travel demand. As a result, we generated record revenue and many of our key performance indicators reached the highest levels in company history. Core to the company’s DNA, we maintained relentless focus on subscriber satisfaction. We never take for granted that our luxury travelers entrust us with their most valued resource–quality experiences with family and friends. Looking forward, we are well positioned to accelerate our mission of revolutionizing luxury travel with our proprietary next-generation travel subscription platform.”

Web Neighbor, Chief Financial Officer, said: “We are very pleased with our 2021 financial performance which exceeded our previous revenue estimates by $13 million. Looking towards 2022, we currently expect full-year revenue in the range of $350 million to $360 million.”

Business Combination:

•

On February 11, 2022, the Company closed its business combination with Thayer Ventures Acquisition Corporation. On February 14, 2022, Inspirato’s Class A common stock and warrants commenced trading on Nasdaq under the ticker symbols “ISPO” and “ISPOW,” respectively.

•

On a pro-forma basis following the closing of the transaction, Inspirato had approximately $140 million of cash on its balance sheet, including approximately $88 million in gross proceeds from a PIPE led by Janus Henderson Investors.

Financial Outlook:

The Company expects its full-year 2022 revenue to be in a range of $350 million to $360 million. In addition, the Company expects its full-year Adjusted EBITDA loss to be in the range of $15 million to $25 million.

These statements are forward-looking and actual results may differ materially. Refer to the Forward-Looking Statements safe harbor below for information on the factors that could cause our actual results to differ materially from these forward-looking statements.

Forward looking Adjusted EBITDA (loss) is a forward-looking non-GAAP financial measure. The Company is unable to reconcile forward-looking Adjusted EBITDA (loss) to net income, its most directly comparable forward-looking GAAP financial measure, without unreasonable effort, as a result of the uncertainty regarding, and the potential variability of, reconciling items such as equity-based compensation expense. However, it is important to note that material changes to reconciling items could have a significant effect on our future GAAP results.

Conference Call Details

Inspirato will host a conference call at 5:30 p.m. Eastern Time today, which will include a brief discussion of the results followed by a question and answer session. The call will be accessible via Inspirato Investor Relations website at https://investor.inspirato.com/ or by calling (855) 715-9122 for domestic callers and (478) 219-0990 for international callers. The conference call access code is 3654609. A replay of the call will be archived on our Investor Relations website.

About Inspirato

Launched in 2011, Inspirato is the innovative luxury travel subscription brand that provides affluent travelers access to a managed and controlled portfolio of hand-selected vacation options, delivered through a subscription model to ensure the service and certainty that affluent customers demand. The Inspirato Collection includes branded luxury vacation homes available exclusively to subscribers and guests, accommodations at five-star hotel and resort partners, and custom travel experiences. In 2019, Inspirato improved travel by introducing Inspirato Pass, the world’s first luxury travel subscription inclusive of nightly rates, taxes, and fees. For more information, visit www.inspirato.com.

Key Business Metrics

We use a number of operating and financial metrics, including the following key business metrics, to evaluate our business, measure our performance, identify trends affecting our business, formulate financial projections and business plans, and make strategic decisions. We regularly review and may adjust our processes for calculating our internal metrics to improve their accuracy.

Active Subscriptions and Active Subscribers

We use Active Subscriptions to assess the adoption of our subscription offerings, which is a key factor in assessing our penetration of the market in which we operate and a key driver of revenue. We define Active Subscriptions as subscriptions as of the measurement date that are paid in full, as well as those for which we expect payment for renewal. Active Subscribers are subscribers who have one or more Active Subscription(s).

Annual Recurring Revenue

We believe that ARR is a key metric to measure our business performance because it is driven by our ability to acquire Active Subscriptions and to maintain our relationship with existing subscribers. ARR represents the amount of revenue that we expect to recur annually, enables measurement of the progress of our business initiatives, and serves as an indicator of future growth. ARR should be viewed independently of revenue and deferred revenue, and is not intended to be a substitute for, or combined with, any of these items. ARR consists of contributions from our subscription revenue streams and does not include travel revenue or enrollment fees. We calculate ARR as the number of Active Subscriptions as of the end of a period multiplied by the then-current annualized subscription rate for each applicable subscription type at the end of the period for which ARR is being calculated.

	Year ended
	December 31,
	2020	2021
Active Subscribers	11,727	13,802
Active Subscriptions	12,629	14,875
Annual Recurring Revenue (in thousands)	$90,937	$135,074

Other Operating Metrics

Controlled Accommodations

Controlled Accommodations includes leased residences, hotel penthouses, suites and rooms, and residences under net rate agreements, including those that have executed agreements but have not yet been released for booking by our members.

Nights Delivered

Total Nights Delivered includes all Paid, Inspirato Pass, employee and other complimentary nights in all residences or hotels.

Total Occupancy

Total Occupancy is inclusive of Paid, Pass and complimentary trips for residences.

	Three months ended		Year ended
	December 31,		December 31,
	2020	2021	2020	2021
Nights Delivered	18,051	25,121	56,060	95,994
Total Occupancy	78%	84%	71%	88%
Controlled Accommodations	397	538	397	538

Non-GAAP Financial Metrics

In addition to our results determined in accordance with GAAP, we use Adjusted EBITDA, Adjusted EBITDA Margin and Free Cash Flow as part of our overall assessment of our performance, including the preparation of our annual operating budget and quarterly forecasts, to evaluate the effectiveness of our business strategies and to communicate with our board of directors concerning our business and financial performance. We believe that these non-GAAP financial measures provide useful information to investors about our business and financial performance, enhance their overall understanding of our past performance and future prospects, and allow for greater transparency with respect to metrics used by our management in their financial and operational decision making. We are presenting these non-GAAP financial measures to assist investors in seeing our business and financial performance through the eyes of management, and because we believe that these non-GAAP financial measures provide an additional tool for investors to use in comparing results of operations of our business over multiple periods with other companies in our industry.

There are limitations related to the use of these non-GAAP financial measures, including that they exclude significant expenses that are required by GAAP to be recorded in our financial measures. Other companies may calculate non-GAAP financial measures differently or may use other measures to calculate their financial performance, and therefore, our non-GAAP financial measures may not be directly comparable to similarly titled measures of other companies. Thus, these non-GAAP financial measures should be considered in addition to, and not as a substitute for or superior to, measures of financial performance prepared in accordance with GAAP and should not be considered as an alternative to any measures derived in accordance with GAAP.

Adjusted EBITDA is a non-GAAP financial measure that we define as net income (loss) before interest expense, interest income, taxes, depreciation and amortization, equity-based compensation expense, warrant fair value gains and losses, pandemic related severance costs, public company readiness expenses, and gain on forgiveness of debt.

The above items are excluded from our Adjusted EBITDA measure because our management believes that these costs and expenses are not indicative of our core operating performance and do not reflect the underlying economics of our business.

Free Cash Flow

We define Free Cash Flow as net cash provided by operating activities less purchases of property and equipment and additions to capitalized software. We believe that Free Cash Flow is a meaningful indicator of liquidity that provides information to our management and investors about the amount of cash generated from operations, after purchases of property and equipment and additions to capitalized software, that can be used for strategic initiatives. Our Free Cash Flow is impacted by the timing of bookings because we collect travel revenue between the time of booking and 30 days before a stay or experience occurs.

See below for reconciliations of our non-GAAP financial measures.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning the federal securities laws. Forward-looking statements generally relate to future events or our future financial or operating performance. In some cases, you can identify forward-looking statements because they contain words such as “believe,” “may,” “will,” “estimate,” “potential,” “continue,” “anticipate,” “intend,” “expect,” “could,” “would,” “project,” “forecast,” “plan,” “intend,” “target,” or the negative of these words or other similar expressions that concern our expectations, strategy, priorities, plans, or intentions. Forward-looking statements in this press release include, but are not limited to, statements regarding our expectations relating to future operating results and financial position; guidance and growth prospects; quotations of management; our expectations regarding the luxury travel market; anticipated future expenses and investments; business strategy and plans; market growth; market position; and potential market opportunities. Our expectations and beliefs regarding these matters may not materialize, and actual results in future periods are subject to risks and uncertainties, including changes in our plans or assumptions, that could cause actual results to differ materially from those projected. These risks include our inability to forecast our business due to our limited experience with our pricing models; the ability to maintain the listing of our securities on Nasdaq; the risk of downturns in the travel and hospitality industry, including residual effects of the COVID-19 pandemic; our ability to compete effectively in an increasingly competitive market; our ability to sustain and manage our growth; and general market, political, economic and business conditions and other risks detailed in our filings with Securities and Exchange Commission (“SEC”), including in our Registration Statement on Form S-1 (No. 333- 262472) filed on February 11, 2022 and subsequent filings with the SEC.

Past performance is not necessarily indicative of future results. If any of these risks materialize or our assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. In addition, forward-looking statements reflect our expectations, plans, or forecasts of future events and views as of the date of this press release. We anticipate that subsequent events and developments will cause its assessments to change. All information provided in this release is as of the date hereof, and we undertake no duty to update this information unless required by law. These forward-looking statements should not be relied upon as representing our assessment as of any date subsequent to the date of this press release.

Contacts

For Inspirato:

Media Relations:

communications@inspirato.com

Investor Relations:

ir@inspirato.com

INSPIRATO LLC

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND

COMPREHENSIVE INCOME (LOSS) (UNAUDITED)

(in thousands, except share and per unit amounts)

	Three months ended
	December 31,
	2020	2021
Revenue	$39,887	$68,357
Cost of revenue (including depreciation of $429 and $373 in 2020 and 2021 respectively)	30,399	42,641

Gross margin	9,488	25,716
General and administrative (including equity-based compensation of $913 and $411 in 2020 and 2021 respectively)	5,121	13,289
Sales and marketing	3,856	8,716
Operations	4,675	9,478
Technology and development	771	1,957
Depreciation and amortization	185	743
Interest, net	260	152
Warrant fair value losses	(214)	—

Net loss and comprehensive loss	$(5,166)	$(8,619)

Basic and diluted weighted average common units outstanding	1,166,154	1,165,793
Basic and diluted loss per common unit	$(4.43)	$(7.39)

INSPIRATO LLC

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND

COMPREHENSIVE INCOME (LOSS)

(in thousands, except share and per unit amounts)

	Year ended
	December 31,
	2020	2021
Revenue	$165,590	$234,747
Cost of revenue (including depreciation of $1,734 and $1,656 in 2020 and 2021 respectively)	100,599	152,747

Gross margin	64,991	82,000
General and administrative (including equity-based compensation of $2,790 and $3,258 in 2020 and 2021 respectively)	25,940	50,477
Sales and marketing	14,764	27,821
Operations	18,814	26,814
Technology and development	2,787	4,914
Depreciation and amortization	2,898	2,619
Interest, net	542	635
Warrant fair value losses	(214)	456
Gain on forgiveness of debt	—	(9,518)

Net loss and comprehensive loss	$(540)	$(22,218)

Basic and diluted weighted average common units outstanding	1,166,154	1,166,063
Basic and diluted loss per common unit	$(0.46)	$(19.05)

INSPIRATO LLC

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands except share amounts)

	December 31,	December 31,
	2020	2021
Assets
Current assets
Cash and cash equivalents	$62,772	$80,233
Restricted cash	4,229	2,720
Accounts receivable, net	2,978	2,389
Accounts receivable - related parties	504	386
Prepaid subscriber travel	11,804	17,183
Prepaid expenses	6,111	11,101
Other current assets	908	762

Total current assets	89,306	114,774
Property & equipment, net	8,954	8,695
Goodwill	21,233	21,233
Other long term assets	1,113	1,068

Total assets	$120,606	$145,770

Liabilities
Current liabilities
Accounts payable	$16,055	$33,140
Accrued liabilities	3,078	6,035
Deferred revenue	126,029	176,813
Debt	14,000	13,267
Deferred rent	1,423	457

Total current liabilities	160,585	229,712
Deferred revenue	22,933	14,450
Debt	9,550	—
Deferred rent	6,872	7,468
Warrants	91	547

Total liabilities	200,031	252,177
Temporary equity
Series A-1	13,108	12,809
Series A-2	5,489	5,489
Series B	19,860	19,860
Series B-1	15,282	15,282
Series D	20,125	20,125
Series E	9,916	9,719

Total temporary equity	83,780	83,284
Members’ deficit
Series C	21,477	21,477
Common units	—	—
Accumulated deficit	(184,682)	(211,168)
Total members’ deficit	(163,205)	(189,691)

Total liabilities, temporary equity, and members’ deficit	$120,606	$145,770

RECONCILIATION OF ADJUSTED EBITDA

(in thousands)

	Three months ended		Year ended
	December 31,		December 31,
	2020	2021	2020	2021
Net loss	$(5,166)	$(8,619)	$(540)	$(22,218)
Interest expense, net	260	152	542	635
Depreciation and amortization	614	1,116	4,632	4,275
Equity-based compensation expense	913	411	2,790	3,258
Warrant fair value losses	(214)	—	(214)	456
Public company readiness costs	—	834	—	7,511
Pandemic-related severance costs	—	—	607	—
Gain on forgiveness of debt	—	—	—	(9,518)

Adjusted EBITDA	$(3,593)	$(6,106)	$7,817	$(15,601)

RECONCILIATION OF FREE CASH FLOW

(in thousands)

	Three months ended		Year ended
	December 31,		December 31,
	2020	2021	2021	2021
Net cash provided by operating activities	$7,010	$10,400	$11,579	$28,755
Development of internal-use software	(505)	(133)	(2,274)	(1,052)
Purchase of property and equipment	129	(1,188)	(1,618)	(2,964)

Net cash used in investing activities	(376)	(1,321)	(3,892)	(4,016)

Free Cash Flow	$6,634	$9,079	$7,687	$24,739